Exhibit 99.1

Guerrilla RF Reports Second Quarter 2025 Results

Second Quarter Revenue Down 12% Year over Year, Versus Exceptional Prior Year

Performance Driven by One Time Design Win

7% Year over Year Expense Reduction Through Focused Efficiency Actions

GREENSBORO, NC — August 12, 2025 — Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art radio frequency (RF) and microwave semiconductors, today announced second quarter 2025 financial results.

“We are pleased with the resiliency of our automotive and catalog markets in the face of continued macroeconomic headwinds, including elevated interest rates and tariff uncertainty. Our strong product backlog and encouraging business outlook for the second half of the year causes us to remain optimistic about the rest of 2025,” said Founder and CEO Ryan Pratt.

Second Quarter 2025 Highlights

Revenue was $5.4 million, down 12% from $6.1million in Q2 2024, primarily due to a significant wireless infrastructure design win that generated revenue of $1.7 million in the prior year period that did not recur in 2025. Strength in automotive (+39.5% to $2.7 million) and catalog (+6.0% to $2.3 million) added $0.9 million and partially offset the decline in wireless infrastructure.

Contribution margin improved 100 basis points to 75.4%, reflecting improved product mix and margins through recent pricing actions (60 basis points) and recognition of a non-recurring engineering opportunity which carried minimal cost (40 basis points).

Gross profit margin was 64.9%, down 40 basis points year over year, reflecting lower revenue leverage. Overhead costs were essentially flat in absolute dollars but rose to 10.5% of revenue from 9.1% in Q2 2024 due to the lower top line.

The Company recorded an operating loss of $1.4 million compared to $1.2 million in Q2 2024. The increased loss was primarily a result of lower revenue for the quarter compared to the year ago period.

Operating Expense Discipline and Cost Reduction

Operating expenses were $4.8 million, an improvement of $0.4 million, or 7%, versus $5.2 million in Q2 2024, reflecting the benefits of ongoing cost reduction measures, including headcount actions and tighter equipment and discretionary spending.

By function, R&D costs decreased 10%, Sales and Marketing decreased 6% and General and Administrative costs were unchanged year over year.

These actions have reduced the Company’s cash expense base and simplified the operating model, with the impact evident in lower absolute operating expense despite continued investment in core programs.

“We have been executing targeted reductions across the organization, including headcount, and are beginning to see the reductions on payroll and operating expenses as we continue towards resetting our spending baseline. In this uncertain environment we are focusing on what we can control,” said CFO Mike John-Williams.

Liquidity

The Company ended the quarter with $4.8 million in cash.

Key Metrics (Non-GAAP Measures)

These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP.  The Company compensates for such limitations by relying primarily on GAAP results and using non-GAAP measures only as supplemental data.  In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions, and assess working capital needs.

	Six Months Ended June 30,
	2025 Unaudited	2024 Unaudited
Key Metrics
Number of products released	18	14
Number of total products	181	145
Number of products with lifetime revenue exceeding $100 thousand	78	70
Product backlog (in millions)	$6.6	$5.0

Number of products released: The total number of distinct new products released into production (products that have completed design, quality, and supply chain readiness) during the period.

Number of total products: The cumulative number of production-released products since our inception through the end of the period.

Number of products with lifetime revenue exceeding $100 thousand: The number of products that have achieved the threshold of cumulative sales of $100,000 since our inception through the end of the period.

Product backlog: The amount of product sales that have been committed to by customers, but have not yet been completed, shipped, or invoiced.  The Company's product backlog can be materially impacted by supply chain constraints, a shift in customer ordering patterns whereby customers place orders in anticipation of extended product delivery lead times, or other customer order delivery request modifications.  Furthermore, because the Company partners closely with a number of its customers to produce high-performance, quality components that are often designed into customers’ end products, immediate substitution of the Company’s products is neither typically desired by customers nor necessarily feasible.  As such, the Company has not historically experienced significant order cancellations, and the Company does not expect significant order cancellations in the future.  The Company closely monitors product backlog and its potential impact on the Company’s financial performance.

Full financial details can be found in our 10-Q filed with the Securities and Exchange Commission.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 200 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://www.guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at https://www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact

Sam Funchess, VP of Corporate Development

ir@guerrilla-rf.com

+1 336 510 7840